EXHIBIT 21.1
LIST OF SUBSIDIARIES

The following table sets forth certain information concerning the principal subsidiaries of the Company as of December 31, 1997.

                                                      State or other
                                                     jurisdiction of
Name                                                  incorporation

Circle International, Inc.                              Delaware
Circle Airfreight Japan, Ltd.                           California
Circle Air Freight de Mexico C.V.                       Mexico
Circle Espana S.A.                                      Spain
Circle Freight International
 Speditionsgesellschaft GmbH                            Germany
Circle Fretes Internacionais Do
 Brasil Ltda.                                           Brazil
Circle Freight International (Argentina) S.A            Argentina
Circle Freight International Belgium S.A.               Belgium
Circle Freight International (Canada) Ltd               Canada
Circle Freight International (Holland) B.V.             Holland
Circle Freight International (India) Pty. Ltd.          India
Circle Freight International (Italia) SRL               Italy
Circle Freight International Japan                      Japan
Circle International Korea Limited                      Korea
Circle Freight International (NZ) Ltd.                  New Zealand
Circle Freight International
  Philippines Ltd., Inc.                                Philippines
Circle Freight International (Singapore) Pte., Ltd.     Singapore
Circle International (Aust.) Pty., Ltd.                 Australia
Circle International (Hong Kong) Ltd.                   Hong Kong
Circle International Limited                            United Kingdom
Circle International (Sweden) AB                        Sweden
Circle Worldbridge (Thailand) Ltd.                      Thailand
Darrell J. Sekin & Co.                                  Texas
Harper Logistics International                          France
J.R. Michels Incorporated                               Texas
Max Gruenhut B.V.                                       Holland
Max Gruenhut GmbH                                       Germany
Regga Holdings Limited                                  Bermuda
Regga Insurance Limited                                 Bermuda


The  names  of  certain subsidiaries have been omitted  because  such
unnamed   subsidiaries,  considered  in  the  aggregate,  would   not
constitute  a  significant subsidiary as  that  term  is  defined  in
Regulation S-X.
